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                                                                    EXHIBIT 99.1



                            JOINT FILING AGREEMENT




     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of Syncor International Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  February 10, 1995



THE GOLDMAN SACHS GROUP, L.P.                GOLDMAN, SACHS & CO.


        /s/ William J. Buckley                       /s/ William J. Buckley
By:_______________________________           By:_______________________________
Name:  William J. Buckley                    Name: William J. Buckley
Title:  General Partner                      Title:  General Partner

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